                                                          Rule 424(b)(3)
                                                          File No. 333-58723


Pricing Supplement No. 28                                 Dated: June 3, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series I

(Registered Notes - Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $50,000,000         Issue Price: 100.00%

Original Issue Date: June 8, 1999     Stated Maturity Date: June 8, 2001

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
  (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
  (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
  (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [ ] Commercial Paper Rate [X] LIBOR [ ] Treasury Rate
             [ ] Federal Funds Rate [ ] Prime Rate [ ] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 8th day of March, June, September and December, beginning September 8, 1999 up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 8th day of March, June, September and December, beginning September 7, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: 5.2225%

Index Maturity: 3 Month Libor

Day Count Convention: Act/360

Maximum Interest Rate: N/A          Minimum Interest Rate: N/A

Spread (+/-): +.125%                Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
       Initial Redemption Date:
       The Redemption Price shall initially be    % of the principal amount of
       the Note to be redeemed and shall decline at each anniversary of the
       Initial Redemption Date by    % of the principal amount to be redeemed
       until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
       Optional Repayment Dates:
       Optional Repayment Prices:

Repayment Provisions:
       (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .0957%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 28
                       UNDER MTN-SERIES I PROGRAM: $1,203,375,000.00
                   b)  CUSIP #42333HLN0

Agent: JP Morgan Securities
       60 Wall St.
       New York, New York  10260

                                                     Rule 424(b)(3)
                                                     File No. 333-58723


Pricing Supplement No. 29                            Dated: June 4, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000

Heller Financial, Inc.
Medium-Term Notes, Series I

(Registered Notes - Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $50,000,000           Issue Price: 100.00%

Original Issue Date: June 11, 1999      Stated Maturity Date: June 11, 2001

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
        (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
        (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
        (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [ ] Commercial Paper Rate [ ] LIBOR [ ] Treasury Rate
             [ ] Federal Funds Rate [ ] Prime Rate [ ] Other:

Interest Reset Period: Daily using previous day Fed Funds

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 11th day of March, June, September and December, beginning September 13, 1999 up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 11th day of March, June, September and December, beginning September 13, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): Daily Fed Funds - previous day Fed Funds

Initial Interest Rate: To be determined

Index Maturity: Daily Fed Funds - previous day Fed Funds

Day Count Convention: Act/360

Maximum Interest Rate: N/A             Minimum Interest Rate: N/A

Spread (+/-): +.31%                    Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
        Initial Redemption Date:
        The Redemption Price shall initially be    % of the principal amount of
        the Note to be redeemed and shall decline at each anniversary of the
        Initial Redemption Date by    % of the principal amount to be redeemed
        until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
        Optional Repayment Dates:
        Optional Repayment Prices:

Repayment Provisions:
        (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
        Total Amount of OID:
        Yield to Maturity:
        Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .0957%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 29
                       UNDER MTN-SERIES I PROGRAM: $1,253,375,000.00
                   b)  CUSIP #42333HLP5

Agent: Merrill Lynch & Co.
       250 Vesey Street
       New York, NY 10281